                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 15, 1998, (except for Note 16, as to which the date is January 22, 1999) in Amendment No. 8 to the Registration Statement (Form S-1 No. 333-53491) and related Prospectus of American Axle & Manufacturing Holdings, Inc. for the registration of 7 million shares of its common stock.

                                                           /s/ Ernst & Young LLP

Detroit, Michigan
January 26, 1999